EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-52072, No. 333-31289 and No. 333-124711) of Applied Materials, Inc. of our report dated June 8, 2006, with respect to the financial statements as of and for the years ended December 31, 2005 and 2004, and supplemental schedule of the Applied Materials, Inc. Employee Savings and Retirement Plan included in this Annual Report on Form 11-K.

/s/ ARMANINO McKENNA LLP ARMANINO McKENNA LLP
San Ramon, California
June 16, 2006

15